UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 3, 2009

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-3932	38-1490038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Within the table for our product warranty reserves in Note 5, Commitments and Contingencies, contained in our Form 10-Q for the six months ended June 30, 2009, “Warranties issued during the period” should have been $196 million (previously disclosed as $181 million) and “Settlements made during the period” should have been $228 million (previously disclosed as $213 million). Such changes do not impact either the “Total” in the table for our product warranty reserves or any other number in our Consolidated Condensed Financial Statements for the six months ended June 30, 2009. For the convenience of the reader, we have provided below the revised warranty reserves disclosure in its entirety as contained within Note 5, Commitments and Contingencies, in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on July 22, 2009.

(5) COMMITMENTS AND CONTINGENCIES

Warranty Reserves (as revised)

Product warranty reserves are established in the same period that revenue from the sale of the related products is recognized. The amounts of those reserves are based on established terms and our best estimate of the amounts necessary to settle future and existing claims on products sold as of the balance sheet date.

The following represents a reconciliation of the changes in product warranty reserves for the periods presented:

Millions of dollars	2009	2008

Balance at January 1	$215	$226
Warranties issued during the period	196	197
Settlements made during the period	(228)	(214)
Other changes	2	1

Balance at June 30	$185	$210

Current portion	$159	$158
Non-current portion	26	52

Total	$185	$210

Product warranty reserves are included within other current liabilities and other noncurrent liabilities in our Consolidated Condensed Balance Sheet at June 30, 2009.

For additional information, see our Form 10-Q for the six month period ended June 30, 2009 filed with the SEC on July 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: August 3, 2009	By:	/s/ DANIEL F. HOPP
	Name:	Daniel F. Hopp
	Title:	Senior Vice President, Corporate Affairs, General Counsel and Secretary